Exhibit 99B.10


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the references to our firm in the Post-Effective Amendment No. 121 to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our reports dated April 12, 2001 on the financial statements and financial highlights of The Perkins Discovery Fund and The Perkins Opportunity Fund, each a series of Professionally Managed Portfolios. Such financial statements and financial highlights appear in the 2001 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.


                            /s/ Tait, Weller & Baker

                            TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
July 24, 2001